UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Soliciting Material Under Rule 14a-12

iSUN, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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iSun, Inc.

400 Avenue D, Suite 10

Williston, VT 05495

Dear Stockholder:

You are cordially invited to attend a Special Meeting of the Stockholders (the “Meeting”) of iSun, Inc., a Delaware corporation (the “Company”). Due to the ongoing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our employees and stockholders, the Special Meeting of Stockholders will be a completely “virtual meeting.” The Meeting will be held exclusively online via live audio-only webcast on February 27, 2024 at 2:00 p.m. (Eastern Time). The Company will be holding the Special Meeting as a virtual meeting via live audio-only webcast.

There will not be a physical meeting location. The Meeting can be accessed by visiting https://cstproxy.com/isunenergy/sm2024, where you will be able to attend the Meeting live, have an opportunity to submit questions, and vote online. We encourage you to allow ample time for online check-in which begins at 1:45 P.M. Eastern Time. Please note that you will not be able to attend the Meeting in person.

The principal business of the Meeting will be:

1. to authorize the Company’s Board of Directors (the “Board”) to amend the Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of all of the Company’s outstanding shares of Common Stock, par value $0.0001 per share (the “Common Stock”), by a ratio in the range of not less than one-for-six and not more than one-for-twenty (“Proposal 1” or the “Common Stock Reverse Split Proposal”).

2. to authorize the Board to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 49,000,000 to 100,000,000 (“Proposal 2” or the “Common Stock Increase Proposal”).

3. to approve, for the purposes of Listing Rule 5635 of The Nasdaq Stock Market (“Nasdaq”), the issuance of shares of the Company’s Common Stock upon conversion of the Series A Convertible Redeemable Preferred Stock issued by the Company on December 12, 2023 (“Proposal 3” or the “Common Stock Issuance Proposal”).

4. to approve an amendment to the Certificate of Incorporation to adjust voting requirements for certain future amendments to the Certificate in accordance with recent amendments to Section 242(d) of the Delaware General Corporation Law (“Proposal 4” or the “Voting Requirements Proposal”).

5. to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the other proposals (“Proposal 5” or the “Adjournment Proposal”).

The purpose of the proposed Common Stock Reverse Split is to meet Nasdaq’s Minimum Bid Requirement in order to maintain the Company’s Common Stock listing on The Nasdaq Capital Market. The Common Stock Reverse Split is more fully described in the Proxy Statement that is attached and made a part of this Notice of the Special Meeting.

The details of this transaction are outlined in this Notice and Proxy and other public filings we have made.

The record date for the Meeting is January 5, 2024. Only stockholders of record at the close of business on that date may vote at the Meeting or any adjournment thereof. We hope you will be able to attend the Meeting. Whether you plan to attend the Meeting or not, it is important that your shares are represented. Therefore, you are urged to vote by proxy by following the instructions contained in the Proxy Statement. This will ensure your proper representation at the Meeting, whether or not you can attend.

By Order of the Board of Directors

/s/ Jeffrey Peck
Jeffrey Peck
Chairman

iSun, Inc.

400 Avenue D, Suite 10

Williston, VT 05495

NOTICE OF VIRTUAL SPECIAL MEETING OF STOCKHOLDERS

To Be Held On February 27, 2024

To the Stockholders of iSun, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Meeting”) of iSun, Inc., a Delaware corporation (the “Company,” “we,” “our,” or “us”) will be held exclusively online via live audio-only webcast at 2:00 p.m. Eastern Time on February 27, 2024, or such later date or dates as such Meeting may be adjourned. A Proxy Statement and a Proxy Card are enclosed.

The Meeting will be held virtually and there will not be a physical meeting location. The Meeting can be accessed by visiting https://cstproxy.com/isunenergy/sm2024, where you will be able to attend the Meeting live, have an opportunity to submit questions, and vote online. We encourage you to allow ample time for online check-in, which begins at 1:45 P.M. Eastern Time. Please note that you will not be able to attend the Meeting in person. We are holding the Meeting for the purpose of considering and taking action on the following proposals:

1.	to authorize the Board to amend the Certificate of Incorporation to effect a reverse stock split of all of the Company’s outstanding shares of Common Stock by a ratio in the range of not less than one-for-six and not more than one-for-twenty.

2.	to authorize the Board to amend the Certificate of Incorporation, to increase the number of authorized shares of Common Stock from 49,000,000 to 100,000,000

3.	to approve, for the purposes of Nasdaq Listing Rule 5635, the issuance of shares of the Company’s Common Stock upon conversion of the Series A Convertible Redeemable Preferred Stock issued by the Company on December 12, 2023

4.	to approve an amendment to the Certificate of Incorporation to adjust voting requirements for certain future amendments to the Certificate in accordance with recent amendments to Section 242(d) of the Delaware General Corporation Law

5.	to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the other proposals.

6.	To transact such other business as may be properly brought before the Meeting and any adjournments thereof.

These matters are more fully described in the Proxy Statement accompanying this Notice.

Our Board of Directors (the “Board”) has fixed the close of business on January 5, 2024 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof. A list of stockholders eligible to vote at the Meeting will be available for review during our regular business hours at our principal offices in Williston, Vermont for the 10 days prior to the Meeting for review for any purposes related to the Meeting.

THE iSUN 2024 SPECIAL MEETING CAN BE ACCESSED BY VISITING HTTPS://CSTPROXY.COM/ISUNENERGY/SM2024, WHERE YOU WILL BE ABLE TO LISTEN TO THE MEETING LIVE, HAVE AN OPPORTUNITY TO SUBMIT QUESTIONS AND VOTE ONLINE. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, TO ENSURE YOUR REPRESENTATION AT THE MEETING WE URGE YOU TO SUBMIT A PROXY TO VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE BY (1) VISITING THE INTERNET SITE LISTED ON THE ENCLOSED iSUN PROXY CARD, OR (2) SUBMITTING YOUR ENCLOSED iSUN PROXY CARD BY MAIL BY USING THE PROVIDED SELF-ADDRESSED, STAMPED ENVELOPE.

Submitting a proxy will not prevent you from attending the Meeting by means of remote communication and voting at the Meeting, but it will help to ensure that a quorum is present and avoid added solicitation costs. Any holder of record of iSun Common Stock as of the Record Date who attends the Meeting may vote virtually at the Meeting, thereby revoking any previous proxy. In addition, a proxy may also be revoked in writing before the Meeting in the manner described in the accompanying Proxy Statement. If your shares are held in the name of a bank, brokerage firm or other nominee/agent, please follow the instructions on the voting instruction form furnished by your bank, brokerage firm or other nominee/agent.

Williston, Vermont

Dated: January 17, 2024

By Order of the Board of Directors

/s/ Jeffrey Peck
Jeffrey Peck
Chairman

iSun, Inc.

400 Avenue D, Suite 10

Williston, VT 05495

PROXY STATEMENT

FOR VIRTUAL SPECIAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished to stockholders in connection with the solicitation of proxies by the Board of Directors (the “Board”) of iSun, Inc. (“iSun,” the “Company,” “we,” “our,” or “us”) in connection with a virtual Special Meeting of Stockholders of the Company to be held exclusively online via live audio-only webcast on February 27, 2024 at 2:00 p.m. Eastern Time (the “Meeting”).

GENERAL INFORMATION ABOUT SOLICITATION VOTING AND ATTENDING

Who Can Vote at the Virtual Special Meeting?

Each share of the Company’s Common Stock has one vote on each Proposal. Only stockholders of record as of the close of business on January 5, 2024 (the “Record Date”) are entitled to receive notice of, attend and vote at the virtual Special Meeting of Stockholders. You may attend the Meeting by visiting https://cstproxy.com/isunenergy/sm2024, where you will be able to listen to the Meeting live, have an opportunity to submit questions, and vote your shares of Common Stock if you held such shares as of the close of business on the Record Date. As of the Record Date, there were 47,328,493 shares of the Company’s Common Stock outstanding and entitled to vote.

Counting Votes

Consistent with state law and our bylaws, the presence, virtually or by proxy, of at least a majority of the shares entitled to vote at the Meeting will constitute a quorum for purposes of voting on a particular matter at the Meeting. Once a share is represented for any purpose at the Meeting, it is deemed present for quorum purposes for the remainder of the Meeting and any adjournment thereof unless a new record date is set for the adjournment. Shares held of record by stockholders or their nominees who do not vote by proxy or attend the Meeting virtually will not be considered present or represented and will not be counted in determining the presence of a quorum. Signed proxies that withhold authority or reflect abstentions and “broker non-votes” will be counted for purposes of determining whether a quorum is present. “Broker non-votes” are proxies received from banks, brokerage firms or other nominees/agents holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to matters being voted on.

Pursuant to our Third Amended and Restated Certificate of Incorporation the vote of: (i) the holders representing not less than 50% of the outstanding shares of Common Stock of the Company is required to approve the Common Stock Reverse Split Proposal, the Common Stock Increase Proposal, and the Voting Requirement Proposal, and (ii) a majority of the voting power of the shares of iSun Common Stock, present or represented by proxy at the iSun Special Meeting, is required to approve the Common Stock Issuance Proposal and the Adjournment Proposal.

We strongly encourage you to provide instructions to your bank, brokerage firm, or other nominee/agent by voting your proxy. This action ensures that your shares will be voted in accordance with your wishes at the Meeting.

Attending the Meeting

You or your authorized proxy may attend the Meeting if you were a registered or beneficial stockholder of iSun Common Stock as of the Record Date.

To participate in the Meeting, visit https://cstproxy.com/isunenergy/sm2024 and enter the 12-digit control number included on your Proxy Card. The virtual Meeting allows stockholders to submit questions during the Meeting in the question box provided at https://cstproxy.com/isunenergy/sm2024. We will respond to as many properly submitted questions during the relevant portion of the Meeting agenda as time allows.

If we experience technical difficulties during the Meeting (e.g., a temporary or prolonged power outage), we will determine whether the Meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the Meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). If you encounter any difficulties accessing the Virtual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page.

If you are a Stockholder of Record (that is, you hold your shares through iSun’s transfer agent, Continental Stock Transfer & Trust), you do not need to register to attend the Meeting virtually on the internet. Please follow the instructions on the Proxy Card that you received. No proof of ownership is necessary because iSun can verify your ownership.

If you own shares in street name through an intermediary, such as a bank, broker or other nominee/agent, please follow the voting instructions provided to you by that nominee/agent in order to vote your shares.

SOLICITATION AND REVOCABILITY OF PROXIES

The enclosed proxy for the Meeting is being solicited by the Board. Stockholders of record may vote by mail or via the Internet. The Internet web site is listed on the proxy. If you vote via the Internet, you do not need to return your Proxy Card, but you will need the control number printed on the Proxy Card to vote. If you choose to vote by mail, please mark, date and sign the Proxy Card, and then return it in the enclosed envelope (no postage is necessary if mailed within the United States). Any person giving a proxy may revoke it at any time prior to the exercise thereof by filing with our Secretary a written revocation or by duly executed proxy bearing a later date. The proxy may also be revoked by a stockholder attending the virtual Meeting, withdrawing the proxy and voting virtually, but you will need the control number printed on the Proxy Card.

The expense of preparing, printing and mailing the form of proxy and the material used in the solicitation thereof will be borne by us. In addition to solicitation by mail, proxies may be solicited by the directors, officers and our regular employees (who will receive no additional compensation therefor) by means of personal interview, telephone or by other means of communication. It is anticipated that banks, brokerage firms and other institutions, custodians, nominees/agents, fiduciaries or other record holders will be requested to forward the soliciting material to persons for whom they hold shares and to seek authority for the execution of proxies; in such cases, we will reimburse such holders for their charges and expenses.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I receive these proxy materials?

We are providing this Proxy Statement in connection with the solicitation by the Board of proxies to be voted at the Meeting, or at any postponements or adjournments thereof. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Meeting. You are invited to attend the virtual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the virtual Meeting to vote your shares. Instead, you may vote your shares using one of the other voting methods described in this Proxy Statement.

Whether or not you expect to attend the Meeting, please vote your shares as soon as possible in order to ensure your representation at the Meeting.

Can I access these proxy materials on the Internet?

Yes. The Notice of Annual Meeting and Proxy Statement are available for viewing, printing, and downloading at https://cstproxy.com/isunenergy/sm2024. All materials will remain posted on https://cstproxy.com/isunenergy/sm2024 at least until the conclusion of the Meeting.

Who can vote at the Meeting?

Each share of the Company’s Common Stock has one vote on each Proposal. Only stockholders of record at the close of business on January 5, 2024, the Record Date for the Meeting, will be entitled to vote at the Meeting. On the Record Date there were 47,328,493 shares of Common Stock (each entitled to one vote) outstanding.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust, you are considered the stockholder of record with respect to those shares, and the Notice, Proxy Statement and a Proxy Card were sent directly to you by the Company.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a bank, brokerage firm or other nominee/agent, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date, your shares of iSun, Inc. Common Stock were registered directly in your name with our transfer agent, then you are a stockholder of record. As a stockholder of record, you may vote virtually at the Meeting or vote by proxy. Whether or not you plan to virtually attend the Meeting, we urge you to fill out and return the enclosed Proxy Card to ensure your vote is counted. When you mail in your Proxy Card, please keep a copy of the control number printed on your Proxy Card in case you wish to revoke the proxy on your Proxy Card, change your vote at the virtual Meeting or change your vote via the Internet or telephone as otherwise provided herein.

Beneficial Owner: Shares Registered in the Name of a Bank, Brokerage Firm or Other Nominee/Agent

If on the Record Date, your shares of iSun, Inc. Common Stock were held in an account at a bank, brokerage firm or other nominee/agent, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Meeting. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee/agent on how to vote the shares in your account. You are also invited to attend the virtual Meeting. However, since you are not the stockholder of record, you may not vote your shares virtually at the Meeting unless you request and obtain a signed letter or other valid proxy from your bank, brokerage firm or other nominee/agent.

What proposals am I voting on?

There are 5 matters scheduled for a vote at the Meeting: (i) to authorize the Board to amend the Certificate of Incorporation to effect a reverse stock split of all of the Company’s outstanding shares of Common Stock, by a ratio in the range of not less than one-for-six and not more than one-for-twenty, (ii) to authorize the Board to amend the Certificate of Incorporation, to increase the number of authorized shares of Common Stock from 49,000,000 to 100,000,000, (iii) to approve, for the purposes of Nasdaq Listing Rule 5635, the issuance of shares of the Company’s Common Stock upon conversion of the Series A Convertible Redeemable Preferred Stock issued by the Company on December 12, 2023, (iv) to approve an amendment to the Certificate of Incorporation to adjust voting requirements for certain future amendments to the Certificate in accordance with recent amendments to Section 242(d) of the Delaware General Corporation Law, and (v) to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the other proposals.

The Board does not intend to bring any other matters before the Meeting and is not aware of anyone else who will submit any other matters to be voted on. However, if any other matters properly come before the Meeting, the individuals named on the Proxy Card, or their substitutes, will be authorized to vote on those matters in their own judgment.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you owned as of the Record Date.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Meeting. A quorum will be present if a majority of the outstanding shares of Common Stock entitled to vote are present at the virtual Meeting.

Your shares will be counted towards the quorum only if you submit a valid proxy, have voted via the Internet, have voted via telephone or vote virtually at the Meeting.

If you submit your proxy vote via the Internet or by telephone but abstain from voting or withhold authority to vote on one or more matters, as applicable, your shares will be counted as present at the Meeting for the purpose of determining a quorum.

Broker non-votes will be counted towards the quorum requirement.

Your shares also will be counted as present at the Meeting for the purpose of calculating the vote on the particular matter with respect to which you abstained from voting or withheld authority to vote, as further provided below.

If there is no quorum, the Chairman or a majority of the votes present at the Meeting may adjourn the meeting to another date.

How do I vote?

The procedures for voting are set forth below:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote virtually at the Meeting, vote by proxy using the Proxy Card, or vote via the Internet. Whether or not you plan to attend the Meeting, we urge you to vote by proxy, via the Internet to ensure your vote is counted. You may still attend the Meeting and vote virtually if you have already voted by proxy, or via the Internet. You may vote as follows:

●	To participate in the virtual Meeting, visit https://cstproxy.com/isunenergy/sm2024 and enter the 12-digit control number included on your Proxy Card. The virtual Meeting allows stockholders to vote and to submit questions. We will respond to as many properly submitted questions during the relevant portion of the Meeting agenda as time allows.

●	To vote using the Proxy Card, simply complete, date and sign the Proxy Card and return it promptly in the envelope provided. No postage is necessary if mailed in the United States. If you return your signed Proxy Card to us before the Meeting, we will vote your shares as you direct.

●	To vote through the Internet, go to https://cstproxy.com/isunenergy/sm2024 and follow the instructions provided on the website. In order to cast your vote, you will be asked to provide the control number from the Proxy Card that was mailed to you. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on February 26, 2024. Our Internet voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the Proxy Card.

Beneficial Owner: Shares Registered in the Name of a Bank, Brokerage Firm or other Nominee/Agent

If you hold your shares in “street name” and thus are a beneficial owner of shares registered in the name of your bank, brokerage firm or other nominee/agent, you must vote your shares as provided in instructions on how to vote your shares by your bank, brokerage firm or other nominee/agent. Your bank, brokerage firm or other nominee/agent has enclosed or otherwise provided a voting instruction card for you to use in directing the bank, brokerage firm or nominee/agent how to vote your shares. Check the voting form used by that organization to see if it offers internet or telephone voting.

If you are the beneficial owner of Shares registered in the name of a bank, brokerage firm or other nominee/agent, in order to vote virtually at the Meeting, you must first obtain a valid proxy from your bank, brokerage firm or other nominee/agent. Follow the instructions from your bank, brokerage firm or other nominee/agent included with these proxy materials, or contact your bank, brokerage firm or other nominee/agent to request a proxy form.

How many votes are required to approve each Proposal, and what is the effect of withholding my vote or abstaining, or a broker non-vote?

●	Proposal 1, to authorize the Board to amend the Certificate of Incorporation to effect a reverse stock split of all of the Company’s outstanding shares of Common Stock by a ratio in the range of not less than one-for-six and not more than one-for-twenty. With respect to Proposal 1, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Adoption of this proposal requires the affirmative vote of the holders representing not less than 50% of the outstanding shares of Common Stock of the Company (meaning that of the outstanding shares of Common Stock of the Company, 50% must be voted “FOR” the proposal for the proposal to be approved). If you “ABSTAIN” from voting with respect to Proposal 1, your vote will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have the same effect as a vote “AGAINST” the Proposal.

●	Proposal 2, to authorize the Board to amend the Certificate of Incorporation, to increase the number of authorized shares of Common Stock from 49,000,000 to 100,000,000. With respect to Proposal 2, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Adoption of this proposal requires the affirmative vote of the holders representing not less than 50% of the outstanding shares of Common Stock of the Company (meaning that of the outstanding shares of Common Stock of the Company, 50% must be voted “FOR” the proposal for the proposal to be approved). If you “ABSTAIN” from voting with respect to Proposal 2, your vote will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have the same effect as a vote “AGAINST” the Proposal.

●	Proposal 3, to approve, for the purposes of Nasdaq Listing Rule 5635, the issuance of shares of the Company’s Common Stock upon conversion of the Series A Convertible Redeemable Preferred Stock issued by the Company on December 12, 2023. Adoption of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting. Abstentions will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

●	Proposal 4, to approve an amendment to the Certificate of Incorporation to adjust voting requirements for certain future amendments to the Certificate in accordance with recent amendments to Section 242(d) of the Delaware General Corporation Law. With respect to Proposal 4, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Adoption of this proposal requires the affirmative vote of the holders representing not less than 50% of the outstanding shares of Common Stock of the Company (meaning that of the outstanding shares of Common Stock of the Company, 50% must be voted “FOR” the proposal for the proposal to be approved). If you “ABSTAIN” from voting with respect to Proposal 4, your vote will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have the same effect as a vote “AGAINST” the Proposal.

●	Proposal 5, to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the other proposals. With respect to Proposal 5, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Adoption of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting. Abstentions will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Does my bank, brokerage firm or other nominee have discretionary power to vote on the Proposals?

If you hold your shares in street name and do not provide voting instructions to your bank, brokerage firm or other nominee/agent, it may still be able to vote your shares with respect to certain “discretionary” (or routine) items, but it will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items for which no instructions are received, the shares will be treated as “broker non-votes.” Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum but will not be entitled to vote on the proposal(s) in question.

For all Proposals, if you ABSTAIN from voting on a proposal, your abstention has the same effect as a vote AGAINST that Proposal.

Proposal 1. to authorize the Board to amend the Certificate of Incorporation to effect a reverse stock split of all of the Company’s outstanding shares of Common Stock by a ratio in the range of not less than one-for-six and not more than one-for-twenty. Adoption of this proposal requires the affirmative vote of the holders representing not less than 50% of the outstanding shares of Common Stock of the Company (meaning that of the outstanding shares of Common Stock of the Company, 50% must be voted “FOR” the proposal for the proposal to be approved). If you “ABSTAIN” from voting with respect to Proposal 1, your vote will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have the same effect as a vote “AGAINST” the Proposal. Your bank, brokerage firm or other nominee/agent does not have discretionary authority to vote shares for Proposal 1.

Proposal 2. to authorize the Board to amend the Certificate of Incorporation, to increase the number of authorized shares of Common Stock from 49,000,000 to 100,000,000. With respect to Proposal 2, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Adoption of this proposal requires the affirmative vote of the holders representing not less than 50% of the outstanding shares of Common Stock of the Company (meaning that of the outstanding shares of Common Stock of the Company, 50% must be voted “FOR” the proposal for the proposal to be approved). If you “ABSTAIN” from voting with respect to Proposal 2, your vote will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have the same effect as a vote “AGAINST” the Proposal. Your bank, brokerage firm or other nominee/agent does not have discretionary authority to vote shares for Proposal 2.

Proposal 3. to approve, for the purposes of Nasdaq Listing Rule 5635, the issuance of shares of the Company’s Common Stock upon conversion of the Series A Convertible Redeemable Preferred Stock issued by the Company on December 12, 2023. With respect to Proposal 3, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Adoption of this proposal requires the affirmative vote of the holders representing a majority of the shares present in person or represented by proxy at the Meeting. If you “ABSTAIN” from voting with respect to Proposal 3, your vote will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have the same effect as a vote “AGAINST” the proposal. Your bank, brokerage firm or other nominee/agent does not have discretionary authority to vote shares for Proposal 3.

Proposal 4. to approve an amendment to the Certificate of Incorporation to adjust voting requirements for certain future amendments to the Certificate in accordance with recent amendments to Section 242(d) of the Delaware General Corporation Law. With respect to Proposal 4, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Adoption of this proposal requires the affirmative vote of the holders representing not less than 50% of the outstanding shares of Common Stock of the Company (meaning that of the outstanding shares of Common Stock of the Company, 50% must be voted “FOR” the proposal for the proposal to be approved). If you “ABSTAIN” from voting with respect to Proposal 4, your vote will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have the same effect as a vote “AGAINST” the Proposal. Your bank, brokerage firm or other nominee/agent does not have discretionary authority to vote shares for Proposal 4.

Proposal 5. to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the other proposals. With respect to Proposal 5, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Adoption of this proposal requires the affirmative vote of the holders representing a majority of the shares present in person or represented by proxy at the Meeting. If you “ABSTAIN” from voting with respect to Proposal 4, your vote will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have the same effect as a vote “AGAINST” the proposal. Your bank, brokerage firm or other nominee/agent does not have discretionary authority to vote shares for Proposal 5.

What happens if I do not give specific voting instructions?

If you are a stockholder of record and you indicate when voting that you wish to vote as recommended by the Board, or if you sign and return a Proxy Card without giving specific voting instructions, then the proxy holders will vote your shares as recommended by the Board on all matters presented in this Proxy Statement, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the virtual Meeting.

If you are a beneficial owner of shares held in street name and do not provide the bank, brokerage firm or other nominee/agent that holds your shares with specific voting instructions, the bank, brokerage firm or other nominee/agent may generally vote in its discretion on “discretionary” matters. However, if the bank, brokerage firm or other nominee/agent that holds your shares does not receive instructions from you on how to vote your shares on a “non-discretionary” matter, it will be unable to vote your shares on that matter. When this occurs, it is generally referred to as a “broker non-vote.”

All Proposals are considered as “non-discretionary’’ matters.

Can I change my vote after submitting my proxy, voting via the Internet or by telephone?

Yes. You can revoke your proxy at any time before the final vote at the Meeting. If you are a stockholder of record, you may revoke your proxy in any one of four ways:

●	You may submit another properly completed Proxy Card with a later date;

●	You may vote again by Internet at a later time (prior to the deadline for Internet voting);

●	You may send a written notice that you are revoking your proxy to: iSun, Inc., 400 Avenue, D, Suite 10, Williston, VT, 05495

●	You may attend the virtual Meeting and vote virtually. Simply attending the virtual Meeting will not, by itself, revoke your proxy.

If you hold your shares in street name, contact your bank, brokerage firm or other nominee/agent regarding how to revoke your proxy and change your vote. Your most current Internet proxy, telephone proxy or proxy card will be the one that is counted at the Meeting. If you send a written notice of revocation, please make sure to do so with enough time for it to arrive by mail prior to the Meeting.

How can I find out the results of the voting at the virtual Meeting?

Preliminary voting results will be announced at the virtual Meeting. Final voting results will be published in our Current Report on Form 8-K within four business days after the Meeting.

What does it mean if I receive more than one Proxy Card?

If you receive more than one Proxy Card, your shares are registered in more than one name or are registered in different accounts. Please complete, date, sign and return each Proxy Card, or vote your shares via the Internet or by telephone for each Proxy Card you received to ensure that all your shares are voted.

Who is paying for this proxy solicitation?

The Company is paying the costs of the solicitation of proxies. In addition to mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. We will not pay our directors, officers and employees any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

PROPOSAL 1:

TO AUTHORIZE THE BOARD TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF ALL OF THE COMPANY’S OUTSTANDING SHARES OF COMMON STOCK BY A RATIO IN THE RANGE OF NOT LESS THAN ONE-FOR-SIX AND NOT MORE THAN ONE-FOR-TWENTY.

Summary

Our Board has unanimously approved a proposal to amend the Certificate of Incorporation to effect a reverse stock split of all of our outstanding shares of Common Stock by a ratio in the range of one-for-six to one-for-twenty (the “Common Stock Reverse Split”). If the Common Stock Reverse Split is approved by stockholders, the Board will implement the Common Stock Reverse Split for the purposes of (i) maintaining the listing of our Common Stock on the Nasdaq Capital Market and (ii) to assure that there are a sufficient number of authorized shares of Common Stock available for issuance.

As previously disclosed on the Current Report on Form 8-K filed on May 19, 2023 with the Securities and Exchange Commission, the Company received a written notification from Listing Qualifications Staff of the Nasdaq Stock Market, LLC notifying the Company that it had failed to maintain a minimum bid price of at least $1.00 per share for the prior 30 consecutive trading day period, based upon the closing bid price for its common stock as required by Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Company initially had a period of 180 calendar days, or until November 13, 2023, to regain compliance with the Minimum Bid Price Requirement.

As previously disclosed on the Current Report on Form 8-K filed with the SEC on November 17, 2023, Nasdaq granted the Company a 180-day extension, or until May 13, 2024 (the “Extension Period”), to satisfy Nasdaq’s Minimum Bid Price Requirement. In order to be granted the extension, the Company committed to Nasdaq that it will implement a reverse stock split to ensure long-term compliance with the Minimum Bid Price Requirement by the end of the Extension Period.

Other than the Minimum Bid Price Requirement, the Company satisfies the listing initial and continued listing requirements of Nasdaq’s Capital Markets.

If at any time before May 13, 2024, the bid price of the Company’s Common Stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement. If compliance with the Minimum Bid Price Requirement cannot be demonstrated by May 13, 2024, Nasdaq will provide written notification that the Company’s Common Stock will be delisted. At that time, the Company may appeal Nasdaq’s determination to a Hearings Panel.

The Board has elected to approve this Common Stock Reverse Split in order to allow the Company to regain compliance with Nasdaq’s Minimum Bid Price Requirement. This approval will also enable the Company to have a sufficient amount of authorized shares of Common Stock to raise additional financing.

The exact ratio of the Common Stock Reverse Split shall be set at a whole number within the above range as determined by our Board in its sole discretion. Our Board believes that the availability of alternative reverse stock split ratios will provide it with the flexibility to implement the Common Stock Reverse Split in a manner designed to maximize the anticipated benefits for the Company and its stockholders. In determining whether to implement the Common Stock Reverse Split following the receipt of stockholder approval, our Board may consider, among other things, factors such as:

●	the historical trading price and trading volume of our Common Stock;

●	the then prevailing trading price and trading volume of our Common Stock and the anticipated impact of the Common Stock Reverse Split on the trading market for our Common Stock;

●	our ability to have our shares of Common Stock remain listed on the Nasdaq Capital Market;

●	the number of shares of Common Stock needed to reserve for issuance upon exercise outstanding warrants and other securities;

●	the anticipated impact of the Common Stock Reverse Split on our ability to raise additional financing; and

●	prevailing general market and economic conditions.

The Common Stock Reverse Split will become effective upon the filing of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. The amendment filed thereby will set forth the number of shares of Common Stock to be combined into one share of our Common Stock, within the range set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each holder of our shares of Common Stock will hold the same percentage of our outstanding Common Stock immediately following the Common Stock Reverse Split as such stockholder holds immediately prior to the Common Stock Reverse Split.

The text of the form of amendment to the Certificate of Incorporation, which would be filed with the Secretary of State of the State of Delaware to effect the Common Stock Reverse Split, is set forth in Appendix A to this Proxy Statement. The text of the amendment accompanying this Proxy Statement is, however, subject to amendment to reflect the exact ratio for the Common Stock Reverse Split and any changes that may be required by the office of the Secretary of State of the State of Delaware or that the Board may determine to be necessary or advisable ultimately to comply with applicable law and to effect the Common Stock Reverse Split.

Our Board believes that approval of the amendment to the Certificate of Incorporation to effect the Common Stock Reverse Split is in the best interests of the Company and our stockholders and has unanimously recommended that the proposed amendment be presented to our stockholders for approval.

Board Requirement to Implement the Common Stock Reverse Split

If the Common Stock Reverse Split is approved, the Common Stock Reverse Split must be effected (with an exchange ratio determined by our Board as described above) in order to meet the Minimum Bid Requirement before the expiration of the Extension Period. No further action on the part of stockholders would be required to either implement or not implement the Common Stock Reverse Split. If our stockholders approve the Common Stock Reverse Split, we will communicate to the public, prior to the Effective Date (as defined below), additional details regarding the Common Stock Reverse Split, including the specific ratio selected by the Board.

Effective Date

If the proposed amendment to the Certificate of Incorporation to give effect to the Common Stock Reverse Split is approved at the Special Meeting, then the Common Stock Reverse Split will become effective on the effective date of the Certificate of Amendment to our Certificate of Incorporation with the office of the Secretary of State of the State of Delaware, which we would expect to be the date of filing (the “Effective Date”). Except as explained below with respect to fractional shares, each issued share of Common Stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share of Common Stock, based on the exchange ratio within the approved range determined by the Board.

Purposes of the Reverse Stock Split

The primary purpose for the Common Stock Reverse Split is based on the Board’s belief that the Common Stock Reverse Split will be necessary to maintain the listing of our Common Stock on the Nasdaq Capital Market. Even if our Common Stock organically increases in price to comply with the Minimum Bid Price Requirement, the Company has committed to Nasdaq to effect a reverse split to ensure long-standing compliance with this Nasdaq requirement.

The Board has considered the potential harm to the Company and its stockholders should Nasdaq delist our Common Stock from the Nasdaq Capital Market. Delisting our Common Stock could adversely affect the liquidity of our Common Stock because alternatives, such as the OTC Bulletin Board, OTC Markets, and the Pink Sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy our Common Stock on an over-the- counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. The Board believes that the Common Stock Reverse Split is the only effective means for us to maintain compliance with the rules of Nasdaq and to avoid, or at least mitigate, the likely adverse consequences of our Common Stock being delisted from the Nasdaq Capital Market by producing the immediate effect of increasing the bid price of our Common Stock. In addition, the Company has committed to Nasdaq to effect the Reverse Stock Split in order to ensure long-term, continued compliance with the Minimum Bid Price Requirement.

Improve the marketability and liquidity of the Common Stock. If this proposal is approved by the stockholders at the Special Meeting and the Common Stock Reverse Split is implemented, we also believe that the increased market price of our Common Stock expected as a result of implementing the Common Stock Reverse Split will improve the marketability and liquidity of our Common Stock and will encourage interest and trading in our Common Stock. The Common Stock Reverse Split could allow a broader range of institutions to invest in our Common Stock (namely, funds that are prohibited from buying stocks whose price is below a certain threshold), potentially increasing the liquidity of our Common Stock. The Common Stock Reverse Split could also help increase analyst and broker interest in our stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted, however, that the liquidity of our Common Stock may in fact be adversely affected by the proposed Common Stock Reverse Split given the reduced number of shares of Common Stock that would be outstanding after the Common Stock Reverse Split.

For the above reasons, we believe that will help us regain and maintain compliance with the Nasdaq listing requirements and, as a result, could also improve the marketability and liquidity of our Common Stock, is in the best interests of the Company and our stockholders.

Risks of the Common Stock Reverse Split

We cannot assure you that the proposed Common Stock Reverse Split will increase our stock price and have the desired effect of maintaining compliance with the rules of Nasdaq.

The Board expects that the Common Stock Reverse Split will increase the market price of our Common Stock so that we are able to regain and maintain compliance with Nasdaq’s Minimum Bid Price Requirement. However, the effect of the Common Stock Reverse Split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied.

It is possible that the per share price of our Common Stock after the Common Stock Reverse Split will not rise in proportion to the reduction in the number of shares of our Common Stock outstanding resulting from the Common Stock Reverse Split, and the market price per post-Common Stock Reverse Split share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Common Stock Reverse Split may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Even if we effect the Common Stock Reverse Split, the market price of our Common Stock may decrease due to factors unrelated to the Common Stock Reverse Split. In any case, the market price of our Common Stock may also be based on other factors which may be unrelated to the number of shares outstanding, including our future performance. If the Common Stock Reverse Split is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Common Stock Reverse Split. Even if the market price per post-Common Stock Reverse Split share of our Common Stock remains in excess of $1.00 per share, we may be delisted due to a failure to meet other continued listing requirements, including Nasdaq requirements related to the minimum stockholders’ equity, the minimum number of shares that must be in the public float, the minimum market value of the public float and the minimum number of round lot holders.

The Common Stock Reverse Split may decrease the liquidity of our Common Stock.

The liquidity of our Common Stock may be harmed by the Common Stock Reverse Split given the reduced number of shares of Common Stock that would be outstanding after the Common Stock Reverse Split, particularly if the stock price does not increase as a result of the Common Stock Reverse Split. In addition, investors might consider the increased proportion of unissued authorized shares of Common Stock to issued shares to have an anti-takeover effect under certain circumstances, because the proportion allows for dilutive issuances which could prevent certain stockholders from changing the composition of the Board or render tender offers for a combination with another entity more difficult to successfully complete. The Board does not intend for the Common Stock Reverse Split to have any anti- takeover effects.

Principal Effects of the Common Stock Reverse Split

Common Stock

If the Common Stock Reverse Split is approved by the stockholders at the Special Meeting and the Common Stock Reverse Split is implemented, and thus amend the Certificate of Incorporation, the Company will file a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. Except for adjustments that may result from the treatment of fractional shares as described below, each issued share of Common Stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share of Common Stock based on the exchange ratio within the approved range determined by the Board. In addition, proportional adjustments will be made to the maximum number of shares of Common Stock issuable under, and other terms of, (i) our stock plans, and (ii) the number of shares of Common Stock issuable under, and the exercise price of, our outstanding preferred stock, options and warrants.

Except for adjustments that may result from the treatment of fractional shares of Common Stock as described below, because the Common Stock Reverse Split would apply to all issued shares of our Common Stock, the Common Stock Reverse Split would not alter the relative rights and preferences of our existing stockholders nor affect any stockholder’s proportionate equity interest in the Company. For example, a holder of two percent (2%) of the voting power of the outstanding shares of our Common Stock, in the aggregate, immediately prior to the effectiveness of the Common Stock Reverse Split will generally continue to hold two percent (2%) of the voting power of the outstanding shares of our Common Stock, in the aggregate, immediately after the Common Stock Reverse Split. Moreover, the number of stockholders of record of the Company’s Common Stock will not be affected by the Common Stock Reverse Split. The amendment to the Certificate of Incorporation includes an increase in the number of authorized shares of our Common Stock. The Common Stock Reverse Split will have the effect of creating additional unreserved shares of our authorized Common Stock. Although at present we have no current arrangements or understandings providing for the issuance of the additional shares of Common Stock that would be made available for issuance upon effectiveness of the Common Stock Reverse Split, other than those shares needed to satisfy the exercise of the Company’s outstanding warrants, preferred stock and options, these additional shares of Common Stock may be used by us for various purposes in the future without further stockholder approval, including, among other things:

●	raising capital to fund our operations and to continue as a going concern;

●	establishing strategic relationships with other companies;

●	providing equity incentives to our employees, officers or directors; and

●	expanding our business or product lines through the acquisition of other businesses or products.

While the Common Stock Reverse Split will make additional shares of Common Stock available for the Company to use in connection with the foregoing, the primary purpose of the Common Stock Reverse Split is to increase our stock price in order to regain and maintain compliance with the Minimum Bid Price Requirement.

Effect on Employee Plans, Options, Restricted Stock Awards and Convertible or Exchangeable Securities.

Pursuant to the terms of the Company’s 2020 Equity Incentive Plan (the “Plan”), the Board or a committee thereof, as applicable, will adjust the number of shares of Common Stock available for future grant under the Plan, the number of shares of Common Stock underlying outstanding awards, the exercise price per share of outstanding stock options, and other terms of outstanding awards issued pursuant to the Plans to equitably reflect the effects of the Common Stock Reverse Split. Based upon the Common Stock Reverse Split ratio determined by the Board, proportionate adjustments are also generally required to be made to the per share exercise or conversion prices, as applicable, and the number of shares of Common Stock issuable upon the exercise or conversion, as applicable, of outstanding options, preferred stock and warrants, and any other convertible or exchangeable securities that may entitle the holders thereof to purchase, exchange for, or convert into, shares of Common Stock. This would result in approximately the same aggregate price being required to be paid under such options, preferred stock, warrants and other then outstanding convertible or exchangeable securities upon exercise or conversion, as applicable, and approximately the same value of shares of Common Stock being delivered upon such exercise, exchange or conversion, immediately following the Common Stock Reverse Split as was the case immediately preceding the Common Stock Reverse Split. The number of shares of Common Stock subject to restricted stock awards and restricted stock units will be similarly adjusted, subject to our treatment of fractional shares of Common Stock. The number of shares of Common Stock reserved for issuance pursuant to these securities and the Plan will be adjusted proportionately based upon the Common Stock Reverse Split ratio determined by the Board, subject to our treatment of fractional shares of Common Stock.

Listing

Our shares of Common Stock currently trade on the Nasdaq Capital Market under the symbol “ISUN.” The Common Stock Reverse Split will directly affect the listing of our Common Stock on the Nasdaq Capital Market, and we believe that the Common Stock Reverse Split could potentially increase our stock price, facilitating compliance with the Minimum Bid Price Requirement. Following the Common Stock Reverse Split, we intend for our Common Stock to continue to be listed on the Nasdaq Capital Market under the symbol “ISUN”, subject to our ability to continue to comply with Nasdaq rules, although our Common Stock would have a new committee on uniform securities identification procedures (“CUSIP”) number, a number used to identify our Common Stock.

“Public Company” Status

Our Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the “public company” periodic reporting and other requirements of the Exchange Act. The proposed Common Stock Reverse Split will not affect our status as a public company or this registration under the Exchange Act. The Common Stock Reverse Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

Odd Lot Transactions

It is likely that some of our stockholders will own “odd-lots” of less than 100 shares of Common Stock following the Common Stock Reverse Split. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers, and generally may be more difficult than a “round lot” sale. Therefore, those stockholders who own less than 100 shares of Common Stock following the Common Stock Reverse Split may be required to pay somewhat higher transaction costs and may experience some difficulties or delays should they then determine to sell their shares of Common Stock.

Authorized but Unissued Shares; Potential Anti-Takeover Effects.

Our Certificate of Incorporation presently authorizes 49,000,000 shares of Common Stock and 1,000,000 shares of blank check preferred stock, par value $0.0001 per share. The Common Stock Reverse Split would not change the number of authorized shares of the Common Stock, although the Common Stock Reverse Split would decrease the number of issued and outstanding shares of Common Stock. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares of Common Stock remaining available for issuance by us in the future would increase. Additionally, if the Stockholders approve Proposal 2, the Company will amend its Certificate of Incorporation to authorize up to a total of 100,000,000 shares of Common Stock for issuance in the future.

Such additional shares of Common Stock would be available for issuance from time to time for corporate purposes such as issuances of Common Stock in connection with capital-raising transactions and acquisitions of companies or other assets, as well as for issuance upon conversion or exercise of securities such as convertible preferred stock, convertible debt, warrants or options convertible into or exercisable for Common Stock. We believe that the availability of the additional shares of Common Stock will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment. For example, we may elect to issue shares of Common Stock to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies, to adopt additional employee benefit plans or reserve additional shares of Common Stock for issuance under such plans, where the Board determines it advisable to do so, without the necessity of soliciting further stockholder approval, subject to applicable stockholder vote requirements under Delaware law and Nasdaq rules. If we issue additional shares of Common Stock for any of these purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially.

The additional shares of our Common Stock that would become available for issuance upon an effective Common Stock Reverse Split could also be used by us to oppose a hostile takeover attempt or delay or prevent a change of control or changes in or removal of our management, including any transaction that may be favored by a majority of our stockholders or in which our stockholders might otherwise receive a premium for their shares of Common Stock over then-current market prices or benefit in some other manner. Although the increased proportion of authorized but unissued shares of Common Stock to issued shares of Common Stock could, under certain circumstances, have an anti-takeover effect, the Common Stock Reverse Split is not being proposed in order to respond to a hostile takeover attempt or to an attempt to obtain control of the Company.

Fractional Shares

We will not issue fractional certificates for post-Common Stock Reverse Split shares of Common Stock in connection with the Common Stock Reverse Split. To the extent any holders of pre-Common Stock Reverse Split shares of Common Stock are entitled to fractional shares of Common Stock as a result of the Common Stock Reverse Split, the Company will issue an additional share to all holders of fractional shares of Common Stock.

No Dissenters’ Rights

Under Delaware law, our stockholders would not be entitled to dissenters’ rights or rights of appraisal in connection with the implementation of the Common Stock Reverse Split, and we will not independently provide our stockholders with any such rights.

Certain United States Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of the Common Stock Reverse Split. It does not address any state, local or foreign income or other tax consequences, which, depending upon the jurisdiction and the status of the stockholder/taxpayer, may vary from the United States federal income tax consequences. It applies to you only if you held pre- Common Stock Reverse Split shares of Common Stock as capital assets for United States federal income tax purposes. This discussion does not apply to you if you are a member of a class of our stockholders subject to special rules, such as (a) a dealer in securities or currencies, (b) a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings, a bank, (d) a life insurance company, (e) a tax-exempt organization, (f) a person that owns shares of Common Stock that are a hedge, or that are hedged, against interest rate risks, (g) a person who owns shares of Common Stock as part of a straddle or conversion transaction for tax purposes or (h) a person whose functional currency for tax purposes is not the U.S. dollar. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, existing, temporary and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as of the date hereof. These laws, regulations and other guidance are subject to change, possibly on a retroactive basis. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the United States federal income tax consequences of the Common Stock Reverse Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR CONCERNING THE CONSEQUENCES OF THE COMMON STOCK REVERSE SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

Tax Consequences to United States Holders of Common Stock. A United States holder, as used herein, is a stockholder who or that is, for United States federal income tax purposes: (a) a citizen or individual resident of the United States, (b) a domestic corporation, (c) an estate whose income is subject to United States federal income tax regardless of its source, or (d) a trust, if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust. This discussion applies only to United States holders.

Except for adjustments that may result from the treatment of fractional shares of Common Stock as described above, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-Common Stock Reverse Split shares of Common Stock for post-Common Stock Reverse Split shares of Common Stock pursuant to the Common Stock Reverse Split, and the aggregate adjusted basis of the post-Common Stock Reverse Split shares of Common Stock received will be the same as the aggregate adjusted basis of the Common Stock exchanged for such new shares. The stockholder’s holding period for the post-Common Stock Reverse Split shares of Common Stock will include the period during which the stockholder held the pre- Common Stock Reverse Split shares of Common Stock surrendered.

Accounting Consequences

Following the Effective Date of the Common Stock Reverse Split, if any, the net income or loss and net book value per share of Common Stock will be increased because there will be fewer shares of the Common Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Common Stock Reverse Split.

Exchange of Stock Certificates

As of the Effective Date, each certificate representing shares of our Common Stock outstanding before the Common Stock Reverse Split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our Common Stock resulting from the Common Stock Reverse Split. All shares of Common Stock underlying options, warrants, preferred stock and other securities exchangeable or exercisable for or convertible into Common Stock also automatically will be adjusted on the Effective Date.

Our transfer agent, Continental Stock Transfer & Trust, will act as the exchange agent for purposes of exchanging stock certificates subsequent to the Common Stock Reverse Split. Shortly after the Effective Date, stockholders of record will receive written instructions requesting them to complete and return a letter of transmittal and surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the Common Stock Reverse Split. Certificates representing shares of Common Stock issued in connection with the Common Stock Reverse Split will continue to bear the same restrictive legends, if any, that were borne by the surrendered certificates representing the shares of Common Stock outstanding prior to the Common Stock Reverse Split. No new certificates will be issued until such stockholder has surrendered any outstanding certificates, together with the properly completed and executed letter of transmittal, to the exchange agent. Until surrendered, each certificate representing shares of Common Stock outstanding before the Common Stock Reverse Split would continue to be valid and would represent the adjusted number of shares of Common Stock, based on the ratio of the Common Stock Reverse Split.

Any stockholder whose stock certificates are lost, destroyed or stolen will be entitled to a new certificate or certificates representing post-Common Stock Reverse Split shares of Common Stock upon compliance with the requirements that we and our transfer agent customarily apply in connection with lost, destroyed or stolen certificates. Instructions as to lost, destroyed or stolen certificates will be included in the letter of instructions from the exchange agent.

Upon the Common Stock Reverse Split, we intend to treat stockholders holding our Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares of Common Stock are registered in their names. Banks, brokers and other nominees will be instructed to effect the Common Stock Reverse Split for their beneficial holders holding our Common Stock in “street name.” However, such banks, brokers and other nominees may have different procedures than registered stockholders for processing the Common Stock Reverse Split. If you hold your shares in “street name” with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

YOU SHOULD NOT DESTROY YOUR STOCK CERTIFICATES AND YOU SHOULD NOT SEND THEM NOW. YOU SHOULD SEND YOUR STOCK CERTIFICATES ONLY AFTER YOU HAVE RECEIVED INSTRUCTIONS FROM THE EXCHANGE AGENT AND IN ACCORDANCE WITH THOSE INSTRUCTIONS.

If any certificates for shares of Common Stock are to be issued in a name other than that in which the certificates for shares of Common Stock surrendered are registered, the stockholder requesting the reissuance will be required to pay to us any transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable and, in addition, (a) the transfer must comply with all applicable federal and state securities laws, and (b) the surrendered certificate must be properly endorsed and otherwise be in proper form for transfer.

Book-Entry

The Company’s registered stockholders may hold some or all of their shares of Common Stock electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts.

●	If you hold registered shares of Common Stock in book-entry form, you do not need to take any action to receive your post- Common Stock Reverse Split shares of Common Stock in registered book-entry form.

●	If you are entitled to post-Common Stock Reverse Split shares of Common Stock, a transaction statement will automatically be sent to your address of record by our transfer agent as soon as practicable after the Effective Date indicating the number of shares of Common Stock that you hold.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock and equity awards granted to them under our equity incentive plans.

Vote Required

The affirmative vote of the holders of a majority of the voting power is required to approve the Common Stock Reverse Split Proposal. An abstention with respect to this Proposal 1 will have the same effect as a vote “Against” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 1.

PROPOSAL 2. APPROVAL OF AN AMENDMENT TO INCREASE THE AUTHORIZED COMMON STOCK

The Board has approved, and is asking stockholders to approve a proposed amendment to the Certificate of Incorporation of the Company (the “Common Stock Increase Proposal”) to increase the number of shares of Common Stock the Company is authorized to issue from 49,000,000 to 100,000,000 shares.

Purpose of the Proposed Amendment

49,000,000 shares of authorized Common Stock are not sufficient to suit the Company’s projected capital stock needs. The purpose of the Common Stock Increase Proposal is to increase the number of shares of Common Stock the Company is authorized to issue from 49,000,000 to 100,000,000 shares.

Effects of the Proposed Amendment

If the Common Stock Increase Proposal is approved, the number of authorized shares of Common Stock will be 100,000,000. The total number of authorized shares of the Company will be 101,000,000, consisting of 100,000,000 authorized shares of Common Stock and 1,000,000 authorized shares of Preferred Stock (of which one share is currently outstanding). The Common Stock Increase Proposal will not change the par value of the shares of the Common Stock, affect the number of shares of Common Stock outstanding or the rights or privileges of holders of shares of the Common Stock or have any effect on any outstanding securities, including outstanding equity awards, that are exercisable, convertible or exchangeable for shares of Common Stock.

A form of the Certificate of Amendment to the Certificate of Incorporation that would be filed with the Delaware Secretary of State to increase the number of shares of Common Stock the Company is authorized to issue from 49,000,000 to 100,000,000 shares is set forth in Appendix A. If the stockholders approve the Common Stock Increase Proposal, the Company intends to file the Certificate of Incorporation with the Delaware Secretary of State as soon as practicable following the Special Meeting, and the Certificate of Incorporation will be effective upon such filing.

Effect of Failure to Obtain Stockholder Approval

If we do not obtain stockholder approval for this Proposal 2 we may not have the ability to raise sufficient capital to continue to operate our business or have sufficient shares authorized to effect strategic transactions in the future where the consideration would otherwise be capital stock.

Vote Required

The affirmative vote of the holders of a majority of the voting power is required to approve the Common Stock Increase Proposal. An abstention with respect to this Proposal 2 will have the same effect as a vote “Against” the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 2.

PROPOSAL 3. TO APPROVE, FOR THE PURPOSES OF NASDAQ LISTING RULE 5635, THE ISSUANCE OF SHARES OF THE COMPANY’S COMMON STOCK UNDER THE SEIRES A CONVERTIBLE REDEEMABLE PREFERRED STOCK ISSUED BY THE COMPANY ON DECEMBER 12, 2023

General

On December 12, 2023, the Company entered into a Letter Agreement (the “Letter Agreement”) with Anson Investments Master Fund LP and Anson East Master Fund LP (together the “Investors”). Pursuant to the Letter Agreement, the Company made cash payments to the Investors in the aggregate amount of $6,000,000 and issued an aggregate amount of 3,500,000 shares of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”) to the Investors and 300,000 shares of the Company’s Series A Convertible Redeemable Preferred Stock, par value $0.0001 per share (“Preferred Stock”) to the Investors in a private placement transaction. The shares of Preferred Stock are convertible, at a conversion price equal to 90% of the lowest Volume Weighted Average Price during the 10 trading days immediately prior to conversion, into Common Stock, at the option of the Investors, provided that the Company will not effect any conversion that would result in the Investors owning in excess of 9.99% of the Company’s outstanding Common Stock. The Letter Agreement contains customary representations, warranties and agreements. The Letter Agreement is described in more detail in the Company’s Current Report on Form 8-K, filed on December 13, 2023.

Pursuant to Nasdaq Rule 5635, stockholder approval is required prior to the issuance of securities in a transaction, other than a public offering, involving the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable for Common Stock), which equals 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance, at a price less than the lower of: (i) the closing price immediately preceding the signing of the binding agreement, or (ii) the average closing price of the Common Stock for the five trading days immediately preceding the signing of the binding agreement for the transaction.

In light of this rule, the Letter Agreement provides that, unless the Company obtains the approval of its stockholders as required by Nasdaq, the Company is prohibited from issuing any shares of Common Stock pursuant to conversion of the Preferred Stock, if the issuance of such shares of Common Stock would exceed 19.99% of the Company’s outstanding shares of Common Stock as of December 12, 2023, or if such issuance would otherwise exceed the aggregate number of shares of Common Stock which the Company may issue without breaching its obligations under the rules and regulations of Nasdaq. Furthermore, the Company agreed to hold a stockholder meeting to approve resolutions authorizing the issuance of shares of the Company’s Common Stock pursuant to conversion of the Preferred Stock for the purposes of compliance with the stockholder approval rules of Nasdaq.

The stockholders of the Company are being asked to approve the issuance of the Company’s Common Stock issuable upon conversion of the Preferred Stock for purposes of Nasdaq Listing Rule 5635. Our Board of Directors believes that the transaction contemplated by the Letter Agreement is in the best interest of the stockholders because it enables us to restructure our debt and thereby improve our liquidity and financial flexibility to better position the Company for growth.

Reasons for the Transaction and Effect on Current Shareholders

The Board has determined that the ability to issue Common Stock pursuant to conversion of the Preferred Stock is in the best interests of the Company and its stockholders. The issuance of Common Stock pursuant to conversion of the Preferred Stock will not affect the rights of the holders of outstanding Common Stock, but such issuances will have a dilutive effect on the existing shareholders, including the voting power and economic rights of the existing shareholders.

The Letter Agreement provides that the Investors are prohibited from converting the Preferred Stock to the extent the Investors would beneficially own more than 9.99% of the Company’s outstanding shares of Common Stock after such conversion or payment. Unlike Nasdaq Rule 5635, this beneficial ownership limitation limits the number of shares the Investors may beneficially own at any one time. Consequently, the number of shares the Investors may beneficially own in compliance with the beneficial ownership limitation may increase over time as the number of outstanding shares of Common Stock increases over time. In addition, the Investors may sell some or all of the shares, permitting the Investors to acquire additional shares in compliance with the beneficial ownership limitation. The Company is not seeking shareholder approval to lift such ownership limitation.

Number of Shares Potentially Issuable

As of January 5, 2024, 47,328,493 shares of our Common Stock were issued and outstanding. The following table shows the pro forma impact of the conversion of the Preferred Stock at the Conversion Price on the ownership of our Common Stock as of January 5, 2024:

	Before Preferred Stock Conversions		Pro Forma for the Preferred Stock Conversions
	No. of Shares	Percentage of Common	No. of Shares	Percentage of Common
Existing Holders of Common Stock	43,828,493	92.6%	43,828,493	74.41%
Investors(1)	3,500,000	7.4%	18,575,377	25.59%
Total	47,328,493	100%	58,903,870	100%

(1) Pursuant to a Letter Agreement, dated August 30, 2023, the Investors also hold Warrants to acquire an aggregate of 1,000,000 shares of Common Stock with an exercise of $1.00 per share and a term of 5 years. The Warrants are described in detail in the Company’s Current Report on Form 8-K, filed September 1, 2023.

Necessity of Stockholder Approval

As a result of being listed for trading on Nasdaq, issuances of the Company’s Common Stock are subject to the Nasdaq Listing Rules, including Nasdaq Listing Rule 5635, which requires stockholder approval in connection with a transaction other than a public offering involving the sale or issuance by the issuer of Common Stock (or securities convertible into Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the greater of book or market value of the stock on the date we enter into a binding agreement for the issuance of such securities. Accordingly, the Preferred Stock may not be converted in excess of 9,418,370 shares of our Common Stock, which represents approximately 19.9% of the Common Stock outstanding immediately prior to the issuance of the Preferred Stock. As of January 5, 2024, the conversion of 300,000 shares of Preferred Stock at the Conversion Price would result in the issuance of 15,075,377 shares of Common Stock.

Accordingly, we are requesting in this Proposal 3 that our stockholders approve, in accordance with Nasdaq Listing Rule 5635, the issuance of shares of Common Stock exceeding 19.9% of the number of shares outstanding on January 5, 2024 or 9,418,370 shares, upon the conversion of the Preferred Stock.

Consequences of Failure to Obtain Stockholder Approval

If this stockholder approval is not obtained and we are unable to consummate the conversion of the Preferred Stock, the Preferred Stock will not become convertible into Common Stock and we will be unable to issue any shares of Common Stock underlying the Preferred Stock. Additionally, pursuant to the terms of the Letter Agreement we are obligated to submit the Common Stock Issuance Proposal for approval of our stockholders at least quarterly until such approval is obtained or the Preferred Stock is no longer outstanding.

Required Vote

The affirmative vote of the holders representing a majority of the outstanding shares of Common Stock present at the Meeting is required to approve, for the purposes of Nasdaq Listing Rule 5635, the issuance of shares of the Company’s Common Stock under the Preferred Stock issued by the Company on December 12, 2023.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 3.

PROPOSAL 4. TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO ADJUST VOTING REQUIREMENTS FOR CERTAIN FUTURE AMENDMENTS TO THE CERTIFICATE IN ACCORDANCE WITH RECENT AMENDMENTS TO SECTION 242(D) OF THE DELAWARE GENERAL CORPORATION LAW.

The complete text of the Company’s Fourth Amended and Restated Certificate of Incorporation is attached as Appendix A-1

General

The Board has recommended that the stockholders approve an amendment to the Company’s Third Amended and Restated Certificate of Incorporation to adjust voting requirements for certain future amendments to the Certificate of Incorporation in accordance with recent amendments to Section 242(d) the Delaware General Corporation Law (“DGCL”).

Purpose of the Amendment and Restatement

The Board believes it is in the best interests of the Company to approve an amendment to the Certificate of Incorporation to allow for approval of future stock splits, reverse stock splits, and increases or decreases to authorized shares in accordance with DGCL Section 242(d), as set forth in the Company’s proposed Fifth Amended and Restated Certificate of Incorporation, in order to reflect an amendment to Section 242(d) of the DGCL that became effective August 1, 2023.

Effects of the Amendment

If the proposed Amendment is approved, the Company’s Fourth Amended and Restated Certificate of Incorporation shall (i) no longer require stockholder approval of future stock splits or proportional increases in the number of authorized shares in order to accommodate a stock split, provided that the Company has only one class of outstanding stock and that class is not divided into series; (ii) allow reverse stock splits to be approved by the affirmative vote of a majority of the votes cast, so long as (a) the applicable class is listed on a national securities exchange immediately before the charter amendment’s effective date and (b) the Company will meet exchange listing requirements immediately after the amendment’s effective date; and (iii) allow approval of an increase or decrease in the number of authorized shares by the affirmative vote of a majority of the votes cast.

Effective Date

If our stockholders approve Proposal 4, the Fourth Amended and Restated Certificate of Incorporation will become effective upon filing with the Secretary of State of the State of Delaware, which we anticipate doing as soon as practicable following stockholder approval. However, even if our stockholders approve Proposal 4, our Board reserves the right to elect not to proceed with the Amendment, if at any time prior to filing the Certificate of Incorporation, our Board determines that it is no longer in the best interests of the Company and its stockholders to proceed with the Amendment.

Required Vote and Recommendation

The affirmative vote of the holders representing 50% of the outstanding shares of Common Stock is required to approve an amendment to the Company’s Third Amended and Restated Certificate of Incorporation to adjust voting requirements for certain future amendments to the Certificate of Incorporation in accordance with recent amendments to Section 242(d) of the DGCL.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 4.

PROPOSAL 5. TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN THE EVENT THAT THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE OTHER PROPOSAL.

At the Special Meeting, if necessary, stockholders will vote on the Adjournment Proposal. If the Adjournment Proposal is adopted, the Board will have the discretion to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the other proposals. It is possible for the Company to obtain sufficient votes to approve the Adjournment Proposal but not receive sufficient votes to approve the other proposals. In such a situation, the Company could adjourn the meeting for any number of days or hours as permitted under applicable law and attempt to solicit additional votes in favor of such other proposals.

In addition to an adjournment of the Special Meeting upon approval of the Adjournment Proposal, if a quorum is not present at the Special Meeting, the Company’s bylaws allow the Special Meeting to be adjourned for the purpose of obtaining a quorum. Any such adjournment may be made without notice, other than the announcement made at the Special Meeting, by the affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Special Meeting. The Board also is empowered under Delaware law to postpone the meeting at any time prior to the meeting being called to order. In such event, the Company would issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.

If the stockholders approve the Adjournment Proposal, and the Special Meeting is adjourned, the Company expects to use the additional time to solicit additional proxies in favor of the other proposals. Among other things, approval of the Adjournment Proposal could mean that, even if a majority of the Company’s Common Stock has been voted against the other proposals, the Company could adjourn the Special Meeting without a vote on the other proposals, and seek to convince the holders of those shares to change their votes.

The Adjournment Proposal will only be presented at the Special Meeting if there are not sufficient votes represented in person or by proxy for the other proposals. If the Adjournment Proposal is presented at the Special Meeting and is not approved, the Company may not be able to adjourn the Special Meeting to a later date. As a result, the Company may be prevented from obtaining ratification and/or approval of the other matters.

Required Vote and Recommendation

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the issued and outstanding shares of the Company’s Common Stock, represented in person or by proxy at the meeting and entitled to vote thereon.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL 5.

PRINCIPAL STOCKHOLDERS OF iSUN

The percentage ownership information shown in the table below is based upon 47,328,493 shares of Common Stock outstanding as of the Record Date. The number of outstanding shares and the percentage ownership information shown in the table below includes shares and options issued pursuant to the Company’s Equity Incentive Plan.

Name and Address of Beneficial Owner(1)	Shares of Common Stock		Percentage Owned

Directors and executive officers
Jeffrey Peck	1,613,055	(1)	3.41%
John Sullivan	188,599		0.40%
Frederick Myrick, Jr.	733,808	(2)	1.55%
Andrew Matthy	118,427		0.25%
Stewart Martin	125,927		0.27%
Claudia Meer	115,427		0.24%
All officers and directors as a group (6 persons)	2,895,243		6.12%

(1)	Pursuant to a Voting Agreement dated June 20, 2019 between Mr. Peck and certain individuals (the “Key Holders”), Mr. Peck has sole voting power over the shares held by each of the Key Holders, including 275,000 shares held by Branton Partners, LLC, 90,660 shares held by Corundum AB, and 275,000 shares held by Mooers Partners, LLC. Pursuant to an Irrevocable Proxy dated January 19, 2021. between Mr. Peck and Sassoon M. Peress, Mr. Peck has sole voting power over the 491,500 shares held by Sassoon M. Peress, 2,000 shares held by Dan Cohen, 3,000 shares held by Emma Peress, and 1,500 shares held by Shoshanna Zimmerman. Pursuant to an Irrevocable Proxy dated October 31, 2021 between Mr. Peck and John Comeau, Mr. Peck has sole voting power over the 29,749 shares held by John Comeau. Pursuant to an Irrevocable Proxy dated November 1, 2023 between Mr. Peck and Michael d’Amato and Veroma, LLC, Mr. Peck has sole voting power over 1,044,573 shares held by Michael d’Amato and Veroma, LLC.

(2)	These shares are held by The Mykilore Trust of which Mr. Myrick is a trustee.

INCORPORATION BY REFERENCE

We are incorporating by reference specified documents that we file with the SEC, which means that incorporated documents are considered part of this Proxy Statement. We are disclosing important information to you by referring you to those documents and information we subsequently file with the SEC will automatically update and supersede information contained in this Proxy Statement and in our other filings with the SEC. This document incorporates by reference the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed on April 17, 2023, the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2023, filed on May 15, 2023, the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2023, filed on August 10, 2023, the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2023, filed on November 14, 2023, and the Company’s Current Reports on Form 8-K and 8-K/A, as applicable, as filed with the SEC on January 25, 2023; January 31, 2023; March 31, 2023; May 16, 2023; May 19, 2023; June 22, 2023; July 13, 2023; August 10, 2023; September 1, 2023; November 17, 2023, and December 13, 2023.

The Board knows of no other matters that will be presented for consideration at the Meeting, but if other matters properly come before the Meeting, the persons named as proxies in the enclosed Proxy will vote according to their best judgment. Stockholders are requested to date and sign the enclosed Proxy and to mail it promptly in the enclosed postage-paid envelope. If you attend the virtual Meeting, you may revoke your Proxy at that time and vote virtually, if you wish. Otherwise your Proxy will be voted for you.

By Order of the Board of Directors

/s/ Jeffrey Peck
Jeffrey Peck
Chairman

Annex A

FOURTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

iSUN, INC.

[DATE], 2024

iSUN, INC., a corporation existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.	The present name of the Corporation is “iSun, Inc.”

2.	The Corporation’s Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 8, 2014 (the “Original Certificate”).

3.	This Fourth Amended and Restated Certificate of Incorporation (this “Certificate”) amends, restates and integrates the provisions of the Third Amended and Restated Certificate of Incorporation which was filed with the Secretary of State of the State of Delaware on January 31, 2022 (the “Third Amended and Restated Certificate”).

4.	This Certificate was duly approved and adopted by the Board of Directors of the Corporation (the “Board”) and stockholders of the Corporation in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (“DGCL”).

5.	This Certificate shall become effective upon filing with the Secretary of State of Delaware.

6.	The text of the Third Amended and Restated Certificate is hereby amended and restated in its entirety to read in full as follows:

FIRST: The name of the corporation is iSun, Inc. (the “Corporation”).

SECOND: The registered office of the Corporation is to be located at 874 Walker Road, Suite C, Dover, Delaware 19904, County of Kent. The name of its registered agent at that address is United Corporate Services, Inc.

THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH: As of 5:00 p.m. (eastern time) on [EFFECTIVE DATE] (the “Effective Time”), each [____] shares of Common Stock issued and outstanding at such time shall be combined into one (1) share of Common Stock (the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain $.0001 per share. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares, will be entitled to rounding up of their fractional share to the nearest whole share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (an “Old Certificate”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

Following the Reverse Stock Split, the total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 101,000,000, of which 100,000,000 shares shall be Common Stock, par value $.0001 per share (“Common Stock”), and 1,000,000 shares shall be Preferred Stock, par value $.0001 per share (“Preferred Stock”).

A.	Preferred Stock. The Board or any authorized committee thereof is expressly granted authority, to the fullest extent permitted by law, to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board or such committee providing for the issue of such series (a “Preferred Stock Designation”). Except as otherwise provided in any Certificate of Designation of any series of Preferred Stock, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B.	Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock Common Stock are as follows:

(i)	Voting. Except as otherwise expressly required by law or provided in this Certificate, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, the holders of the Common Stock shall exclusively possess all voting power. Each share of Common Stock shall have one vote. Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Certificate (including a Preferred Stock Designation), the holders of the Common Stock shall not be entitled to vote on any amendment to this Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of the Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including any Preferred Stock Designation). Except as otherwise expressly required by law or provided in this Certificate, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, there shall be no cumulative voting.

(ii)	Dividends. Subject to any other provisions of this Certificate and the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.

(iii)	Liquidation, Dissolution or Winding-Up. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Common Stock shall be entitled to receive all remaining assets and funds of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.

C.	Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to purchase shares of any class or series of the Corporation’s capital stock or other securities of the Corporation, and such rights, warrants and options shall be evidenced by instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.

FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.	Number. The number of directors of the Corporation (exclusive of directors who may be elected by the holders of any one or more series of Preferred Stock which may at any time be outstanding, voting separately as a class or classes) shall be fixed at five.

B.	Classes, Election, Term and Vacancies. Subject to Article Fifth, paragraph D hereof, the Board shall be divided into three classes: Class A, Class B and Class B. The number of directors in each class shall be nearly as equal as possible. Prior to the filing of this Certificate the Board of Directors was comprised of five directors: two Class A directors whose term expired at the 2020 Annual Meeting of Stockholder, one Class B director whose terms expired at the 2021 Annual Meeting and two Class C directors whose terms expire at the 2022 Annual Meeting of Stockholders. Directors (including incumbent directors) who are elected to succeed those directors whose term has expired shall be elected for a term expiring at the third Annual Meeting of Stockholders succeeding their election. Except as the DGCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

C.	Removal. Subject to Article Fifth, paragraph D hereof, any or all of the directors (including persons elected by directors to fill vacancies in the Board) may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

D.	Preferred Stock – Directors. Notwithstanding any other provision of this Article Fifth, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article Fifth unless expressly provided by such terms.

E.	No Ballot Required. Election of directors need not be by ballot unless the bylaws of the Corporation so provide.

F.	Bylaws. The Board shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the bylaws of the Corporation as provided in the bylaws of the Corporation.

G.	Approval of Contracts or Acts. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such contract or act, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the Common Stock voted at such meeting (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

H.	Additional Powers. In addition to the powers and authorities hereinbefore stated or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate, and to any bylaws from time to time made by the stockholders; provided, however, that no bylaw so made shall invalidate any prior act of the directors which would have been valid if such bylaw had not been made.

I.	Special Meetings of the Stockholders. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by or at the direction of the Chairman of the Board, the Chief Executive Officer of the Corporation or the Board pursuant to a resolution adopted by the Board.

J.	Section 203 of the DGCL. The Corporation expressly elects not to be governed by Section 203 of the DGCL.

K.	Action by Written Consent. Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent, any action required or permitted to be taken by the stockholders of the Corporation may be effected by written consent of the stockholders in accordance with the DGCL.

SIXTH: Indemnification.

A.	A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) an officer in any action by or in the right of the Corporation. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B.	The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all officers and directors whom it may indemnify pursuant thereto (each an “indemnitee”). Expenses (including attorneys’ fees) incurred by such indemnitee in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such indemnitee may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby.

C.	The rights to indemnification and advancement of expenses conferred on any indemnitee by this Article Sixth shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Certificate, the Corporation’s bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise

D.	Any repeal or amendment of this Article Sixth by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Article Sixth, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

E.	This Article Sixth shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

SEVENTH: Creditors. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

EIGHTH: Exclusive Jurisdiction of Delaware Courts. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate or bylaws, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article Eighth. The choice of forum provision set forth in this Article Eighth does not apply to any actions arising under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended.

NINTH: Amendments to this Certificate.

A.	The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

B.	Notwithstanding anything contained in this Certificate or in the Corporation’s bylaws to the contrary, this Certificate shall not be amended unless such action is approved by the affirmative vote of the holders of not less than a simple majority of the total voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. This Certificate may be amended by a lesser than simple majority vote as set forth in Section 242(d) of the DGCL.

TENTH: The doctrine of corporate opportunity, or any other analogous doctrine, shall apply with respect to any of the Corporation’s officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Certificate or in the future.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed by the undersigned authorized officer as of the date first set forth above.

ISUN, INC.

By:
Name:	Jeffrey Peck
Title:	President and Chief Executive Officer

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ☐☐☐ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

iSUN, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on February 26, 2024.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend;
http://cstproxy.com/isunenergy/sm2024

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS

CONTROL NUMBER

Signature________________ Signature, if held jointly________________ Date________, 2024

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Shareholders

The Notice and Proxy Statement are available at:
http://www.cstproxy.com/isunenergy/sm2024

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

iSUN, INC.

The undersigned appoints Jeffrey Peck and John Sullivan, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of iSun, Inc. held of record by the undersigned at the close of business on January 5, 2024 at the Special Meeting of Stockholders of iSun, Inc. to be held on February 27, 2024, or at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF THE PROXY IS SIGNED BUT NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE iSUN BOARD OF DIRECTORS. IF ANY OTHER BUSINESS IS PRESENTED AT THE 2024 iSUN VIRTUAL SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE NAMED PROXIES AT THE DIRECTION OF THE iSUN BOARD OF DIRECTORS. THIS PROXY REVOKES ANY PRIOR PROXY GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed, on the other side)